TRUST AGREEMENT

                 This TRUST AGREEMENT ("Agreement") is entered into as of the 13th day of May, 2002, by and among the parties identified below.

I.     PARTIES

                 The parties to this Agreement are as follows:

       A.       The Receiver. Thomas Lennon (the “Receiver”), as the Receiver of Capital Consultants, LLC, an Oregon limited liability company, and every entity that it controls, appointed by the Honorable Garr M. King in Securities and Exchange Commission v. Capital Consultants, LLC, et al, United States District Court for the District of Oregon, Case No. CV 00-1290-KI, and in Chao v. Capital Consultants, LLC, et al, United States District Court for the District of Oregon, Case No. CV 00-1291-KI.

       B.       Claimants. “Claimants” include the Receiver and numerous persons and entities that loaned and/or invested funds through Capital Consultants, Inc., and its successor, Capital Consultants, LLC (collectively known as “CCL”). Claimants are the persons and entities identified as “Claimants” in the settlement agreements attached hereto as Exhibits A-1, A-2, etc. (the “Settlement Agreements”). Some but not all of Claimants are trustees of trust fund plans regulated under the Employees Retirement Income Security Act of 1974, as amended (“ERISA”). All Claimants are parties to this Agreement other than Claimants designated as “American Funeral Plaintiffs” in Exhibits A and B to the Settlement Agreements. The Receiver will enter into this Agreement on behalf of Claimants listed on Exhibit C to the Settlement Agreements pursuant to court order.

       C.       Settling Defendants. "Settling Defendants" are those parties identified as the "Released Parties" in the Settlement Agreements. Each group of Settling Defendants covered by a particular Settlement Agreement is referred to in this Agreement as a "Defendant Group." As of the date of this Agreement, the Defendant Groups covered by this Agreement are as listed on Exhibit B hereto.

       D.       Trustee. "Trustee" is [name of financial institution] a [type of financial institution] organized and existing under the laws of the [United States of America/State of ____________], which has trust powers and one or more trust offices in the State of Oregon, or its successor in interest, or any successor trustee appointed pursuant to the terms of this Agreement.

II.    RECITALS

       A.       Claimants and Settling Defendants voluntarily participated in a court-sponsored mediation process presided over by the Honorable Edward Leavy, and Settling Defendants reached settlements with Claimants through that mediation. Claimants may reach additional settlements with other defendants or potential defendants in actual and threatened litigation relating to CCL, in which case those other defendants or potential defendants may be listed on an amended Exhibit B and become “Settling Defendants” under this Agreement.

       B.       Each Settlement Agreement calls for establishment and funding by or on behalf of the Defendant Group subject to that Settlement Agreement of a disbursement trust pursuant to this Agreement, following entry of a claims bar order and injunction (the “Bar Order”) by the United States District Court for the District of Oregon (the “Court”). The disbursement trust funded by or on behalf of each Defendant Group is to be held and administered by Trustee as a separate trust pending satisfaction of certain conditions for disbursement specified in the Settlement Agreement relating to that Defendant Group.

       C.       The Settlement Agreements with the Lane Powell Spears Lubersky, LLP (“Lane Powell”), Defendant Group (as identified in Exhibit B hereto) and with the Wilshire Defendant Group (as identified in Exhibit B hereto) also provide for the establishment and funding of separate special-purpose defense trusts, such Settlement Agreements being hereinafter respectively referred to as the “Lane Powell Settlement Agreement” and the “Wilshire Settlement Agreement.” These defense trusts are hereinafter referred to, respectively, as the “Lane Powell Defense Trust” and the “Wilshire Group Defense Trust.” The Lane Powell Defense Trust will be held and administered by Trustee separately from the Wilshire Group Defense Trust, and each of the defense trusts will be held and administered separately from any of the disbursement trusts.

III.   AGREEMENTS

       A.       Establishment of Disbursement Trusts. As required by the respective Settlement Agreements covering the Defendant Groups identified in Exhibit B, each Defendant Group, as grantor, shall, within the time period specified in the Settlement Agreement relating to that Defendant Group, transfer, or cause to be transferred, to Trustee, as trustee, in trust, for the uses and purposes and upon the conditions hereinafter stated for disbursement trusts, the amount specified for that Defendant Group on Exhibit B. This amount and all investments and reinvestments thereof, and the net income therefrom, shall be held and disposed of by Trustee in accordance with the terms and conditions of this Agreement and the respective Settlement Agreements applicable to disbursement trusts. The Wilshire Defendant Group shall also provide to Trustee a separate sealed written document, not to be provided to Claimants, indicating who is funding the disbursement trust established pursuant to the Wilshire Settlement Agreement, and in what amounts. Additional disbursement trusts may be established and funded pursuant to this paragraph by amendment of Exhibit B to include one or more additional Defendant Groups (and amounts relating thereto), each of which shall become a grantor of a disbursement trust under this Agreement upon entry of a Bar Order by the Court as called for by its Settlement Agreement. Each disbursement trust established pursuant to this paragraph shall be held and administered by Trustee as a separate trust pending satisfaction of the conditions for disbursement specified in the Settlement Agreement of the Defendant Group that transferred, or caused to be transferred, to Trustee the initial assets of that disbursement trust. The disbursement trusts established pursuant to this paragraph shall be governed by the provisions of paragraphs III.D and III.F through III.S of this Agreement.

       B.       Establishment of Defense Trusts. Concurrently with establishing and funding a disbursement trust under paragraph III.A, each of the Wilshire Defendant Group and the Lane Powell Defendant Group, as grantor, shall transfer, or cause to be transferred, to Trustee, as trustee, in trust, for the uses and purposes and upon the conditions hereinafter stated for defense trusts, the amount specified for that Defendant Group on Exhibit C, to create, respectively, the Wilshire Group Defense Trust and the Lane Powell Defense Trust. This amount (for each such defense trust) and all investments and reinvestments thereof, and the net income therefrom, shall be held and disposed of by Trustee in accordance with the terms and conditions of this Agreement applicable to defense trusts. Each of the Wilshire Group Defense Trust and the Lane Powell Defense Trust shall be held and administered by Trustee as a separate trust. The defense trusts established pursuant to this paragraph shall be governed by the provisions of paragraphs III.C, III.E, III.G through III.J and III.L through III.S of this Agreement.

       C.       Purposes of Defense Trusts.

                 1.       Lane Powell Defense Trust. The Lane Powell Defense Trust is established for the purpose of paying all damages, settlements, fees, penalties and costs reasonably incurred by Lane Powell after the date on which the Lane Powell Defense Trust is funded, in responding to claims against a member of the Lane Powell Defendant Group arising out of or relating to their representation of CCL or Jeffrey L. Grayson, Barclay Grayson and/or Blake Grayson (collectively the “Graysons”), or in defending one or more members of the Lane Powell Defendant Group in civil, administrative, disciplinary, criminal, or other proceedings relating to or arising out of their representation of CCL and/or the Graysons. The assets of the Lane Powell Defense Trust (including all principal and all accrued or accumulated income, after payment of taxes and expenses) shall be available as described herein as the source of payment for these purposes, and must be exhausted before Lane Powell is required to seek further payment from any of its insurers. The Lane Powell Defense Trust shall be used for no other purpose than that stated above, except as provided in subparagraph III.E.2 below upon termination of the Lane Powell Defense Trust.

                 2.       Wilshire Group Defense Trust. The assets of the Wilshire Group Defense Trust (including all principal and all accrued or accumulated income, after payment of taxes and expenses) shall be available to fund the defense obligations of Claimants pursuant to Section 8.4 of the Wilshire Settlement Agreement, and shall be used for no other purpose, except as provided in subparagraph III.E.4 below upon termination of the Wilshire Group Defense Trust.

       D.       Release of Funds in Disbursement Trusts. Upon receipt by Trustee of (1) a final nonappealable Court order directing disbursement by Trustee, or (2) satisfactory written evidence of mutually agreed upon satisfaction or waiver by Claimants that are parties to this Agreement and the Defendant Group of the conditions for disbursement specified in the Settlement Agreement relating to such Defendant Group (such evidence of agreed upon satisfaction or waiver to be provided to Trustee in a writing signed by Claimants’ Representatives (as defined below) and the Defendant Group’s representatives under the Settlement Agreement), Trustee shall promptly distribute the assets of the disbursement trust (including all principal and all accrued or accumulated income, after payment of taxes and expenses) established by or on behalf of that Defendant Group, to the Receiver, who shall receive such funds on behalf of Claimants that are parties to this Agreement. Trustee shall obtain a written acknowledgment from the Receiver acknowledging receipt of the disbursement. Trustee shall provide to the Defendant Group written notice of the disbursement to the Receiver and a copy of the Receiver’s written acknowledgment. Notwithstanding the foregoing, if Trustee receives written notice from either the persons listed on Exhibit D hereto (“Claimants’ Representatives”) or the Defendant Group that established the disbursement trust that the Settlement Agreement relating to that Defendant Group has been declared null and void, then Trustee shall promptly contact Claimants’ Representatives (if the written notice was received from the Defendant Group), or the Defendant Group (if the written notice was received from Claimants’ Representatives), in order to confirm the accuracy and effectiveness of the written notice. The written notice to Trustee must indicate that a copy was simultaneously faxed or hand-delivered to the Claimants’ Representatives or the Defendant Group, as the case may be. If the accuracy and effectiveness of the notice is not disputed in writing within 30 days of the receipt of the notice by Trustee, then Trustee shall promptly distribute the trust assets to the person or persons designated in writing by the Defendant Group, which in the case of the Wilshire Defendant Group shall be as set forth in the separate sealed written document provided by the Wilshire Defendant Group to Trustee and described in paragraph III A. If the accuracy or effectiveness of the notice is disputed in writing, Trustee shall retain all trust assets until Trustee receives an order from the Court directing the distribution of the trust assets or written instructions from the Defendant Group to disburse the trust assets to the Receiver. Upon distribution of the disbursement trust assets under this paragraph to the Receiver or to the person or persons designated by the Defendant Group, as the case may be, that disbursement trust shall terminate, but the other disbursement trusts held by Trustee pursuant to this Agreement shall not be affected by such termination.

       E.       Release of Funds in Defense Trusts.

                 1.       Lane Powell Defense Trust. Upon request by Lane Powell, Trustee shall pay all amounts Trustee determines in its reasonable discretion to be consistent with the purpose of the Lane Powell Defense Trust. Any request by Lane Powell for payment of any amount from the Lane Powell Defense Trust in settlement of any claim shall require at least 10 days’ written notice to Trustee and to Claimants’ Representatives. If any of Claimants’ Representatives objects to the settlement, then the dispute shall be submitted for determination by the Court, and Trustee shall not make the disputed payment from the Lane Powell Defense Trust until the matter is adjudicated by the Court or the matter is otherwise resolved by written agreement between Lane Powell and Claimants’ Representatives.

                  2.       Termination of Lane Powell Defense Trust. The Lane Powell Defense Trust shall terminate on the later of (a) September 20, 2006, or (b) the final disposition of all claims or proceedings against a member of the Lane Powell Defendant Group for which Lane Powell is entitled to payment from the Lane Powell Defense Trust. Upon termination of the Lane Powell Defense Trust, Trustee shall distribute the remaining trust assets (including all principal and all accrued or accumulated income, after payment of taxes and expenses) to the Receiver, who shall receive the funds on behalf of Claimants that are parties to this Agreement. Notwithstanding the foregoing, if the disbursement trust relating to the Lane Powell Defendant Group is terminated because the Settlement Agreement relating to the Lane Powell Defendant Group is declared null and void, the Lane Powell Defense Trust shall also terminate at that same time, and the remaining trust assets shall be distributed to the same person or persons as the assets remaining in the disbursement trust relating to the Lane Powell Defendant Group.

                 3.       Wilshire Group Defense Trust. Any member of the Wilshire Defendant Group that believes it is the subject of a claim subject to a defense obligation to which the Wilshire Group Defense Trust applies shall promptly notify the Receiver of such claim, and the Receiver shall promptly respond as to whether he believes defense obligation is disputed or not disputed by Claimants and notify the persons listed in Exhibits K and P to the Wilshire Settlement Agreement of this decision. If there is a dispute over whether the obligation to defend applies to the claim, that dispute shall be promptly submitted for determination by the Court in accordance with Section 8.4 of the Wilshire Settlement Agreement. Trustee shall pay costs of defense of such claim from the Wilshire Group Defense Trust if and only if the Receiver notifies Trustee that the defense obligation is not reasonably disputed by Claimants, or, in the event of such a dispute, upon receipt of an order from the Court directing such payment.

                 4.       Termination of Wilshire Group Defense Trust. The Wilshire Group Defense Trust shall terminate upon the earlier of (a) the final settlement or resolution of the claims resulting from claims of Claimants against all persons listed in Exhibit F to the Wilshire Settlement Agreement and any other persons whom Claimants have asserted or may assert claims against, or (b) May 1, 2006. Notwithstanding the foregoing sentence, the Wilshire Defense Trust shall not terminate if there is pending against any of the Wilshire Defendant Group a claim for indemnity, contribution or any other claims concerning any of the Released Claims (as that term is defined in the Wilshire Settlement Agreement), until the final settlement or resolution of such claim(s). Upon termination of the Wilshire Group Defense Trust, Trustee shall add the remaining trust assets (including all principal and all accrued or accumulated income, after payment of taxes and expenses) to the disbursement trust established with funds paid by or on behalf of the Wilshire Defendant Group, or, if said disbursement trust has already been distributed to the Receiver pursuant to subparagraph III.D. above, Trustee shall then distribute such remaining trust assets to the Receiver, who shall receive the funds on behalf of Claimants that are parties to this Agreement. Notwithstanding the foregoing, if the disbursement trust relating to the Wilshire Defendant Group is terminated because the Settlement Agreement applicable to the Wilshire Defendant Group is declared null and void, the Wilshire Group Defense Trust shall also terminate at that same time, and the remaining trust assets shall be distributed to the persons and in the proportions set forth in the separate sealed written document provided by the Wilshire Defendant Group to Trustee and described in paragraph III A above.

       F.       Separate Fund Within Disbursement Trust for Wilshire Defendant Group. Notwithstanding the first sentence of paragraph III.D above, Trustee shall, in accordance with Section 8.2 of the Wilshire Settlement Agreement, hold as a separate fund within the disbursement trust established and funded by or on behalf of the Wilshire Defendant Group, the amount of $4,250,000, plus any net income thereon (net of taxes and expenses allocable thereto), until the later of: (1) the expiration of the statute of limitations for the United States Department of Labor (“DOL”) to seek recovery under 29 USC § 1132(l) or any amendment or replacement thereof that would permit the DOL to recover a percentage of the settlement proceeds paid under the Wilshire Settlement Agreement against any of the Wilshire Defense Group, or (2) if the DOL seeks such recovery or claim against any of the Wilshire Defendant Group, until the final resolution of such recovery or claim by the DOL. In the event a member of the Wilshire Defendant Group contends that it is necessary to use this separate fund to satisfy any liability to the DOL under Section 8.2 of the Wilshire Settlement Agreement, notice shall be given by that member of the Wilshire Defendant Group to the Receiver and Claimants’ Representatives, who shall have 30 days to dispute the matter, by agreeing to defend the DOL claim(s) or otherwise disputing whether the DOL claim(s) are of the type for which reimbursement is required from the separate fund. If Trustee receives written notice of a dispute within that 30-day period, Trustee shall make no distributions from the trust until the dispute is resolved by the Court or otherwise by written agreement between the Wilshire Defendant Group and Claimants’ Representatives. If the matter is not disputed or the Court resolves the dispute in favor of the Wilshire Defendant Group, then Trustee shall disburse funds from the special fund as directed by the Wilshire Defendant Group as necessary to satisfy the liability on the claim(s) brought by the DOL. Upon such expiration of time or final resolution of the recovery attempt or claim as specified in the first sentence of this paragraph, and provided the remainder of the disbursement trust has or may at that time be distributed in accordance with paragraph III.D above, Trustee shall disburse the remainder of the separate fund, including accrued net income (net of expenses allocable thereto), in accordance with paragraph III.D above. In the event the disbursement trust has not yet and may not yet be distributed in accordance with paragraph III.D above, Trustee shall pour over the remaining monies in the special fund into the disbursement trust and retain such funds until they may be distributed in accordance with paragraph III.D above.

       G.       Investment of Trust Funds. All trust funds shall be invested by Trustee in United States Treasury or other highly-rated government securities, as determined by Trustee in its reasonable discretion to provide sufficient liquidity to provide cash necessary to make disbursements from the disbursement trusts and the defense trusts in accordance with this Agreement. Subject to the foregoing, different investments may be held for different trusts if deemed advisable by Trustee because of differing liquidity needs. If consistent with liquidity needs, Trustee may combine the assets of separate trusts for purposes of investment, so long as Trustee maintains adequate records reflecting asset ownership by the respective trusts and the allocation of investment income to the respective trusts.

       H.       Compensation of Trustee. Trustee shall receive fees in accordance with the fee schedule attached hereto as Exhibit E. Trustee shall pay those fees and reasonable Trustee’s expenses incurred in the course of administering the disbursement trusts and the defense trusts, including but not limited to taxes and accounting and legal expenses. Trustee’s fees and reasonable expenses shall be allocated among the disbursement trusts and defense trusts that are the subject of this Agreement on a proportional basis, except for costs directly attributable to a certain account as determined by Trustee in its reasonable discretion.

       I.       Quarterly Accountings. Claimants that are parties to this Agreement (including the Receiver) and the Defendant Group that is the grantor of any specific disbursement trust or defense trust shall receive a separate quarterly accounting prepared by Trustee of the assets held in the trust. Each quarterly accounting shall list the investments held in the trust, and shall specify the earnings for the period to which the accounting relates and any activity in the trust for that period, including any disbursements from the trust during that period. However, nothing in this Agreement shall require any member of the Wilshire Defendant Group or the Lane Powell Defendant Group to disclose to Trustee or any Claimant confidential attorney-client communications or to provide any information to Trustee or any Claimant that could amount to a waiver of its attorney-client privilege (unless said privilege has previously been waived). Claimants and Trustee agree to maintain the confidentiality of the particulars of any payments from the defense trusts provided for herein except as to the date and amount of such payments. No hearing for the purpose of approving or allowing the accounts of Trustee shall be required unless otherwise ordered by the Court.

       J.       Tax Returns and Payments. Each trust established pursuant to this Agreement shall be a separate taxable entity. Trustee shall prepare and file any required tax returns on behalf of the disbursement trusts and defense trusts and shall pay any taxes due. Trustee may establish reserves in such trusts for payment of such taxes.

       K.       Stipulated Dismissals of Pending Actions. Some or all of the Settlement Agreements provide for Claimants to place in escrow with Trustee stipulated dismissals of pending lawsuits against the Defendant Groups to which the Settlement Agreements relate. Trustee agrees to accept and hold in escrow such stipulated dismissals, and to deliver them to representatives of each Defendant Group to which they relate concurrently with disbursement of funds to the Receiver, on behalf of Claimants that are parties to this Agreement, from the disbursement trust relating to that Defendant Group pursuant to paragraph III.D above.

       L.       Successor Trustee. Trustee shall have the right to resign at any time by giving 90 days’ written notice to the Receiver, Claimants’ Representatives, and each Defendant Group for which a disbursement trust or defense trust remains in effect. In addition, the Receiver, Claimants’ Representatives and the Defendant Groups for which a disbursement trust or defense trust remains in effect, upon their combined mutual agreement, may remove Trustee, without cause, upon written notice to Trustee and selection of a successor trustee as provided below. Upon Trustee’s notice of resignation or an agreement to remove Trustee, the Receiver, Claimants’ Representatives and the Defendant Groups for which a disbursement trust or defense trust remains in effect shall confer and select a successor trustee, which shall be a financial institution with trust powers and a trust office in the State of Oregon, and shall have assets of not less than $_____ billion. Trustee’s resignation or removal as Trustee shall not be effective until the Receiver, Claimants’ Representatives and the Defendant Groups for which a disbursement trust or defense trust remains in effect confirm that a successor trustee has been selected and agreed to serve. Upon such selection, and the agreement by said successor trustee to be bound by the terms and conditions of this Agreement, Trustee’s resignation or removal shall be effective, and Trustee shall be relieved of any further duties and responsibilities hereunder and shall not be liable or responsible for the acts of any successor trustee. Any successor trustee shall have all the rights, powers, duties and discretions of the original trustee, but shall have no responsibility for the acts or accounts of the original trustee, and shall be under no duty to examine, verify, question or audit the books, records, accounts or transactions of the original trustee.

       M.       Powers of Trustee. Trustee shall have the power and authority to do any act or thing reasonably necessary or advisable for the proper administration and disbursement of the trusts created by this Agreement in accordance with the terms and conditions hereof.

       N.       Termination and Amendment of this Agreement. This Agreement shall terminate upon the termination of all the trusts that have been established pursuant hereto or upon the written agreement of Receiver, Claimants’ Representatives, and each Defendant Group for which a disbursement trust or defense trust remains in effect. This Agreement may be amended by written agreement of the Receiver, Claimants’ Representatives, each Defendant Group for which a disbursement trust or defense trust remains in effect, and Trustee.

       O.       Governing Law. The trusts provided for herein have been accepted by Trustee in the State of Oregon, this Agreement has been executed and delivered in said state, and all questions of law arising under this Agreement shall be determined under and according to the laws of said state, without reference to conflict of laws principles.

       P.       Entire Agreement. This Agreement, together with the attached exhibits, is the entire agreement of the parties with respect to the subject matter hereof, and cannot be waived, modified or changed orally.

       Q.       Successors and Assigns. This Agreement shall bind the parties hereto and their respective successors and assigns.

       R.       Conflicts. To the extent of any inconsistency or any conflict arising between the rights and/or obligations under this Agreement or any amendment hereof and the Settlement Agreements, the Settlement Agreements shall control.

       S.       Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

                 IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement effective as of the date first hereinabove written.

[Signature blocks for the Receiver (who will also sign on behalf of the Exhibit C Claimants), Claimants (other than the American Funeral Plaintiffs), and each Settling Defendant listed on Exhibit B]